Exhibit 5.1

Reed Smith LLP

101 Second Street
Suite 1800
San Francisco, CA 94105-3659

Tel +1 415 543 8700

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reedsmith.com

November 1, 2017

Jaguar Health, Inc.
201 Mission Street, Suite 2375

San Francisco, California 94105

Ladies and Gentlemen:

This opinion is furnished to you in connection with the Registration Statement on Form S-3 (File No.333-221041) (as amended, the “Registration Statement”) filed by Jaguar Health, Inc. (f/k/a Jaguar Animal Health, Inc.), a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) on the date hereof in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), for resale by the selling stockholders named in the Registration Statement (the “Selling Stockholders”) of a total of 35,699,675 shares of the Company’s voting common stock, par value $0.0001 per share (the “Voting Common Stock”), consisting of (i) up to 500,000 shares of Voting Common Stock (the “Shares”), (ii) up to 4,167,172 shares of Voting Common Stock (the “Non-Voting Conversion Shares”) that are issuable upon conversion of the Company’s non-voting common stock, par value $0.0001 per share (the “Non-Voting Common Stock”), issued by the Company to certain Selling Stockholders, (iii) up to 1,224,875 shares of Voting Common Stock (the “Warrant Shares”) that are issuable upon the exercise of warrants at an exercise price of $0.08 per share (the “Warrants”) issued by the Company to certain Selling Stockholders, (iv) up to 23,315,544 shares of Voting Common Stock (the “Kingdon Conversion Shares”) that are issuable upon conversion of the Convertible Promissory Notes due December 30, 2019 (the “Kingdon Notes”) issued by Napo Pharmaceuticals, Inc. (“Napo”) to certain Selling Stockholders, (v) up to 2,492,084 shares of Voting Common Stock (the “MEF/Riverside Exchange Shares”) that are issuable upon exchange of Exchangeable Promissory Notes due December 1, 2017 (the “MEF/Riverside Notes”) issued by Napo to certain Selling Stockholders and (vi) up to 4,000,000 shares of Voting Common Stock (the “CVP Conversion Shares” and, together with the Non-Voting Conversion Shares, the Warrant Shares, the Kingdon Conversion Shares and the MEF/Riverside Exchange Shares, the “Conversion Shares”) that are issuable upon conversion of the Convertible Promissory Notes due August 2, 2018 (the “CVP Notes”) issued by the Company to certain Selling Stockholders. We are acting as counsel for the Company in connection with the registration of the Shares and Conversion Shares by the Company.

In rendering the opinion set forth herein, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable.

NEW YORK ♦ LONDON ♦ HONG KONG ♦ CHICAGO ♦ WASHINGTON, D.C. ♦ BEIJING ♦ PARIS ♦ LOS ANGELES ♦ SAN FRANCISCO ♦ PHILADELPHIA ♦ SHANGHAI ♦ PITTSBURGH ♦ HOUSTON SINGAPORE ♦ MUNICH ♦ ABU DHABI ♦ PRINCETON ♦ NORTHERN VIRGINIA ♦ WILMINGTON ♦ SILICON VALLEY ♦ DUBAI ♦ CENTURY CITY ♦ RICHMOND ♦ GREECE ♦ KAZAKHSTAN

In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all items submitted to us as originals, the conformity with originals of all items submitted to us as copies, and the authenticity of the originals of such copies. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and public officials.

This opinion is based solely on the General Corporation Law of the State of Delaware (including all related provisions of the Delaware Constitution and all reported judicial decisions interpreting the General Corporation Law of the State of Delaware and the Delaware Constitution).

Based upon and subject to the foregoing, we are of the opinion that (i) the Shares have been validly issued, fully paid and nonassessable; (ii) the Non-Voting Conversion Shares have been duly authorized for issuance and, when issued and delivered in accordance with the terms of the Non-Voting Common Stock, the Non-Voting Conversion Shares will be validly issued, fully paid and nonassessable; (iii) the Warrant Shares have been duly authorized for issuance and, when issued and delivered in accordance with the terms of the Warrants, the Warrant Shares will be validly issued, fully paid and nonassessable; (iv) the Kingdon Conversion Shares have been duly authorized for issuance, and when issued and delivered in accordance with the terms of the Kingdon Notes, the Kingdon Conversion Shares will be validly issued, fully paid and nonassessable; (v) the MEF/Riverside Exchange Shares have been duly authorized for issuance, and when issued and delivered in accordance with the terms of the MEF/Riverside Notes, the MEF/Riverside Exchange Shares will be validly issued, fully paid and nonassessable; and (vi) the CVP Conversion Shares have been duly authorized for issuance, and when issued and delivered in accordance with the terms of the CVP Notes, the CVP Conversion Shares will be validly issued, fully paid and nonassessable.

We consent to the inclusion of this opinion as an exhibit to the Registration Statement and further consent to all references to us under the caption “Legal Matters” in the Prospectus. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ REED SMITH LLP
REED SMITH LLP